Twentieth Century Investors, Inc.
                                4500 Main Street
                                 P.O. Box 419200
                        Kansas City, Missouri 64141-6200

                                February 29, 1996


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Twentieth Century Investors, Inc.
         1933 Act File No. 2-14213;
         1940 Act File No. 811-0816
         Post-Effective Amendment No. 73 to
         Registration Statement on Form N-1A

Ladies/Gentlemen:

         Pursuant to Section 101(a) of Regulation S-T and Rule 485(b) under the Securities Act of 1933, the aforementioned Registrant hereby submits for filing the following Post-Effective Amendment No. 73 to the Registration Statement on Form N-1A filed by the registrant.

         The principal purpose of this Post-Effective Amendment is to update the financial statements and to make such other changes as are deemed appropriate.

         As permitted by Rule 485(b), a new separate prospectus has been included in the Registration Statement for Giftrust Investors. Previously, it was included with the Equity Funds prospectus. The new Giftrust prospectus has not been redlined, as to do so would require the entire document to be redlined. Also, the Equity Funds prospectus has not been marked to show the Giftrust deletions.

         In the enclosed prospectuses, the term "conversion" has been changed to "exchange" and "automatic monthly investment" has been changed to "automatic investment." Because of the immaterial nature of these changes, they have not been redlined, either. Other than the changes referred to in this and the preceding paragraph, tags have been placed to denote changes made from Post-Effective Amendment No. 72.

         Pursuant to subsection (e) of Rule 485, I hereby represent that the Post-Effective Amendment does not contain disclosures which would render such Post-Effective Amendment ineligible to become effective pursuant to paragraph
(b) of the aforementioned Rule 485.

         If there are any questions or comments regarding this filing, please contact the undersigned at (816) 340-4349.

                                                     Very truly yours,


                                                     /s/ Patrick A. Looby
                                                     Patrick A. Looby
                                                     Vice President and
                                                     Associate General Counsel

PL/dnh